Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 8 to the Registration Statement (No. 333- 191152) on Form N-2 of Wildermuth Endowment Fund of our report dated March 1, 2019, relating to our audit of the financial statements and financial highlights of Wildermuth Endowment Fund, which are incorporated by reference in this Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights,” "Independent Registered Public Accounting Firm" and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

April 30, 2019

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